Exhibit 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2001 relating to the financial statements, which appears in MCSi, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

Cincinnati Ohio
December 3, 2001

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP